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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS CONSENT

The Board of Directors and Shareholders
MCI WORLDCOM, Inc.

We consent to incorporation by reference in the registration statements on Form S-8 (File Nos. 33-52168, 33-69322, 33-71450, 33-89072, 333-02115, 333-10349,
333-16531, 333-16015, 333-30279, 333-30281, 333-45079, 333-45095, 333-45083,
333-62609, 333-62613, 333-36901, 333-85393, 333-85389 and 333-85919) and
Form S-3 (File Nos. 33-77964, 333-10455, 333-10459, 333-20911, 333-45067,
333-45127, 333-56895, 333-60859 and 333-85431) of MCI WORLDCOM, Inc. of our
report dated February 18, 1998 relating to the consolidated statements of operations, changes in shareholders' equity and cash flows of Brooks Fiber Properties, Inc. and subsidiaries for the fiscal year ended December 31, 1997 and the related schedule, which report appears in the 1999 annual report on Form 10-K of MCI WORLDCOM, Inc.

                                             KPMG LLP

St. Louis, Missouri
March 29, 2000